Exhibit 99.2

Orion
Office REIT

Supplemental
Information Package

TIME WARNER
CABLE
CIGNA
Experian

2022
Fourth Quarter and Year End

Q4 2022 SUPPLEMENTAL INFORMATION

Orion Supplemental Information
December 31, 2022

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Q4 2022 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the quarter and year ended December 31, 2022, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2022, June 30, 2022, and March 31, 2022.

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Q4 2022 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, the payment of future dividends, the Company’s growth and the impact of the coronavirus (COVID-19) on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance", variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions;
•the ongoing impact of the COVID-19 pandemic or any future pandemic or outbreak of a highly infectious or contagious disease or fear of such pandemics or outbreaks, on our business, operating results, financial condition and prospects, which is highly uncertain and cannot be predicted with confidence, including the impact on the U.S. economy and changes in tenant behavior that may continue to adversely affect the use of and demand for office space;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;

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Q4 2022 SUPPLEMENTAL INFORMATION
•risks resulting from losses in excess or insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our qualification as a REIT

Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

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Q4 2022 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has been operating in a manner so as to qualify and has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2021.
Orion is a full-service real estate operating company which owns and operates a portfolio of 81 office properties totaling approximately 9.5 million leasable square feet located within 29 states. In addition, the Company owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which owns a portfolio consisting of six office properties totaling approximately 1.0 million leasable square feet located within six states. As of December 31, 2022, approximately 73.3% of the Company's Annualized Base Rent was from Investment Grade Tenants, the Company's Occupancy Rate was 89.0% and the Weighted Average Remaining Lease Term was 4.1 years.
The Company's Annualized Base Rent as of December 31, 2022 was approximately $159.4 million. See "Tenants Comprising Over 1% of Annualized Base Rent" below.

Tenants, Trademarks and Logos
Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Paul H. McDowell, Chief Executive Officer, President	Reginald H. Gilyard, Non-Executive Chairman

Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer	Kathleen R. Allen, Ph.D., Independent Director

Paul C. Hughes, General Counsel and Secretary	Richard J. Lieb, Independent Director

Christopher H. Day, Executive Vice President, Chief Operating Officer	Gregory J. Whyte, Independent Director

Gary E. Landriau, Executive Vice President, Chief Investment Officer	Paul H. McDowell, Chief Executive Officer, President and Director

Revea L. Schmidt, Senior Vice President, Chief Accounting Officer

Corporate Offices and Contact Information

2398 E. Camelback Road, Suite 1060	19 West 44th Street, Suite 1401
Phoenix, AZ 85016	New York, NY 10036
602-698-1002
www.ONLREIT.com

Trading Symbol: ONL

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
462 South 4th Street, Suite 1600
Louisville, KY 40202
855-866- 0787

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Q4 2022 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Real estate investments, at cost:
Land	$238,225	$243,726	$250,724	$254,786	$250,194
Buildings, fixtures and improvements	1,128,400	1,137,177	1,208,475	1,231,469	1,231,551
Total real estate investments, at cost	1,366,625	1,380,903	1,459,199	1,486,255	1,481,745
Less: accumulated depreciation	133,379	126,097	138,642	137,217	128,109
Total real estate investments, net	1,233,246	1,254,806	1,320,557	1,349,038	1,353,636
Accounts receivable, net	21,641	21,923	25,731	22,032	17,916
Intangible lease assets, net	202,832	223,528	247,722	272,623	298,107
Cash and cash equivalents	20,638	23,282	19,300	18,585	29,318
Real estate assets held for sale, net	2,502	6,383	9,402	—	—
Other assets, net	90,214	91,632	91,208	92,671	60,501
Total assets	$1,571,073	$1,621,554	$1,713,920	$1,754,949	$1,759,478

Liabilities and Equity
Bridge facility, net	$—	$—	$—	$—	$354,357
Mortgages payable, net	352,167	351,994	351,820	351,648	—
Credit facility term loan, net	173,815	173,478	173,133	172,793	172,490
Credit facility revolver	—	31,000	71,000	91,000	90,000
Accounts payable and accrued expenses	26,161	22,038	16,855	17,929	17,379
Below-market lease liabilities, net	14,068	15,611	17,381	18,993	20,609
Distributions payable	5,664	5,664	5,663	5,663	—
Other liabilities, net	23,340	21,085	20,341	19,897	16,355
Total liabilities	595,215	620,870	656,193	677,923	671,190

Common stock	57	57	57	57	57
Additional paid-in capital	1,147,014	1,146,431	1,145,987	1,145,548	1,145,278
Accumulated other comprehensive income	6,308	7,057	5,851	4,356	299
Accumulated deficit	(178,910)	(154,273)	(95,562)	(74,328)	(58,715)
Total stockholders' equity	974,469	999,272	1,056,333	1,075,633	1,086,919
Non-controlling interest	1,389	1,412	1,394	1,393	1,369
Total equity	975,858	1,000,684	1,057,727	1,077,026	1,088,288
Total liabilities and equity	$1,571,073	$1,621,554	$1,713,920	$1,754,949	$1,759,478

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Q4 2022 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Revenues:
Rental	$207,353	$50,097	$51,580	$52,659	$53,017
Fee income from unconsolidated joint venture	765	197	189	190	189
Total revenues	208,118	50,294	51,769	52,849	53,206
Operating expenses:
Property operating	61,519	15,746	15,303	15,156	15,314
General and administrative	15,908	4,428	4,672	3,291	3,517
Depreciation and amortization	131,367	30,493	32,693	33,828	34,353
Impairments	66,359	12,198	44,801	7,758	1,602
Transaction related	675	277	194	141	63
Spin related	964	—	—	208	756
Total operating expenses	276,792	63,142	97,663	60,382	55,605
Other (expense) income:
Interest expense, net	(30,171)	(7,553)	(7,904)	(7,867)	(6,847)
Gain on disposition of real estate assets	2,352	1,293	1,059	—	—
Loss on extinguishment of debt, net	(468)	—	—	—	(468)
Other income, net	223	105	31	48	39
Equity in loss of unconsolidated joint venture	(524)	(272)	(157)	(54)	(41)
Total other (expenses) income, net	(28,588)	(6,427)	(6,971)	(7,873)	(7,317)
Loss before taxes	(97,262)	(19,275)	(52,865)	(15,406)	(9,716)
Provision for income taxes	(212)	282	(164)	(164)	(166)
Net loss	(97,474)	(18,993)	(53,029)	(15,570)	(9,882)
Net income attributable to non-controlling interest	(20)	23	(18)	(1)	(24)
Net loss attributable to common stockholders	$(97,494)	$(18,970)	$(53,047)	$(15,571)	$(9,906)

Weighted-average shares outstanding - basic and diluted	56,632	56,644	56,635	56,629	56,626
Basic and diluted net loss per share attributable to common stockholders	$(1.72)	$(0.33)	$(0.94)	$(0.27)	$(0.17)

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Q4 2022 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core Funds From Operations (Core FFO) and Funds Available for Distribution (FAD) (unaudited, in thousands, except per share data)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net loss	$(97,494)	$(18,970)	$(53,047)	$(15,571)	$(9,906)
Depreciation and amortization of real estate assets	131,297	30,475	32,674	33,811	34,337
Gain on disposition of real estate assets	(2,352)	(1,293)	(1,059)	—	—
Impairment of real estate	66,359	12,198	44,801	7,758	1,602
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	1,847	465	460	461	461
FFO attributable to common stockholders	$99,657	$22,875	$23,829	$26,459	$26,494
Adjustments:
Transaction related expenses	675	277	194	141	63
Spin related expenses	964	—	—	208	756
Loss on extinguishment of debt, net	468	—	—	—	468
Core funds from operations attributable to common stockholders	$101,764	$23,152	$24,023	$26,808	$27,781
Adjustments:
Amortization of deferred financing costs	4,363	1,068	1,067	1,057	1,171
Amortization of above and below market leases, net	(1,207)	(260)	(312)	(315)	(320)
Amortization of deferred lease incentives	116	80	36	—	—
Straight-line rental revenue	769	2,911	(699)	(547)	(896)
Equity-based compensation	1,756	603	444	439	270
Equity in loss of Unconsolidated Joint Venture	524	272	157	54	41
Capital expenditures and leasing costs	(14,624)	(6,112)	(3,730)	(2,381)	(2,401)
Other adjustments, net	263	74	63	63	63
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(52)	(25)	(31)	(5)	9
Funds available for distribution	$93,672	$21,763	$21,018	$25,173	$25,718

Weighted-average shares outstanding - basic and diluted	56,632	56,644	56,635	56,629	56,626

FFO attributable to common stockholders per share	$1.76	$0.40	$0.42	$0.47	$0.47
Core FFO attributable to common stockholders per share	$1.80	$0.41	$0.42	$0.47	$0.49
FAD per share	$1.65	$0.38	$0.37	$0.44	$0.45

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA (unaudited, in thousands)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net loss	$(97,494)	$(18,970)	$(53,047)	$(15,571)	$(9,906)
Adjustments:
Interest expense	30,171	7,553	7,904	7,867	6,847
Depreciation and amortization	131,367	30,493	32,693	33,828	34,353
Provision for income taxes	212	(282)	164	164	166
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	2,961	864	782	672	643
EBITDA	$67,217	$19,658	$(11,504)	$26,960	$32,103
Gain on disposition of real estate assets	(2,352)	(1,293)	(1,059)	—	—
Impairment of real estate	66,359	12,198	44,801	7,758	1,602
EBITDAre	$131,224	$30,563	$32,238	$34,718	$33,705
Transaction related	675	277	194	141	63
Spin related	964	—	—	208	756
Amortization of above and below market leases, net	(1,207)	(260)	(312)	(315)	(320)
Amortization of deferred lease incentives	116	80	36	—	—
Loss on extinguishment of debt, net	468	—	—	—	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(30)	(8)	(7)	(8)	(7)
Adjusted EBITDA	$132,210	$30,652	$32,149	$34,744	$34,665

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	46.5%

Mortgages payable, net	34.1%

Credit facility term loan	16.8%

Credit facility revolver (5)	—%

Proportionate share of Unconsolidated Joint Venture Debt	2.6%

Fixed vs. Variable Rate Debt

Fixed and Swapped to Fixed	100.0%
Variable (5)	—%

Orion Capitalization Table
			December 31, 2022
Common stock outstanding			56,639
Stock price			$8.54
Implied Equity Market Capitalization			$483,697

	Wtd. Avg. Maturity (Years)	Interest Rate (1)	December 31, 2022
Proportionate share of Unconsolidated Joint Venture Debt (2)	1.9	5.19%	$27,332
Mortgages payable	4.1	4.97%	355,000
Total secured debt	4.0	4.99%	$382,332

Credit facility term loan (3) (4)	0.9	3.17%	175,000
Credit facility revolver (4) (5)	N/A	N/A	—
Total unsecured debt	0.9	3.17%	175,000

Total Principal Outstanding	3.0	4.42%	$557,332

Total Capitalization			$1,041,029
Cash and cash equivalents			20,638
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			572
Enterprise Value			$1,019,819

Net Debt/Enterprise Value			52.6%
Net Debt/Gross Real Estate Investments			30.7%
Fixed Charge Coverage Ratio			4.94x
Liquidity (6)			$446,210
Net Debt/Adjusted EBITDA			4.06x
___________________________________
(1)Interest rate for variable rate debt represents the interest rate in effect as of December 31, 2022.
(2)The Unconsolidated Joint Venture mortgage notes payable have a floating interest rate, however, the Unconsolidated Joint Venture has entered into an interest rate swap transaction which effectively fixes the interest rate on the mortgage notes at 5.19% per annum.
(3)The credit facility term loan matures on November 12, 2023 and is a floating rate facility, however, the Company has entered into an interest rate swap transaction which effectively fixes the interest rate on the credit facility term loan indebtedness at 3.17% per annum.
(4)Under the related loan agreements, these borrowings which are secured only by a pledge of equity interests are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to serve as collateral under other borrowings.
(5)The credit facility revolver matures on November 12, 2024 and had no outstanding draws as of December 31, 2022.
(6)Liquidity represents cash and cash equivalents of $21.2 million and $425.0 million available capacity on our $425.0 million credit facility revolver as of December 31, 2022.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Debt Detail (unaudited, dollars in thousands)

Principal Payments Due	Total	2023	2024	2025	Thereafter
Credit facility revolver (1)	$—	$—	$—	$—	$—
Credit facility term loan	175,000	175,000	—	—	—
Mortgages payable	355,000	—	—	—	355,000
Proportionate share of Unconsolidated Joint Venture debt	27,332	—	27,332	—	—
Total Principal Outstanding	$557,332	$175,000	$27,332	$—	$355,000

Debt Type	Percentage of Principal Outstanding	Interest Rate	Weighted-Average Years to Maturity
Credit facility revolver (1)	—%	N/A	N/A
Credit facility term loan	31.4%	3.17%	0.9
Mortgages payable	63.7%	4.97%	4.1
Proportionate share of Unconsolidated Joint Venture debt	4.9%	5.19%	1.9
Total	100.0%	4.42%	3.0

Debt Type	Percentage of Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	31.4%	3.17%	0.9
Total secured debt	68.6%	4.99%	4.0
Total	100.0%	4.42%	3.0

Total fixed-rate and swapped to fixed-rate debt	100.0%	4.42%	3.0
Total variable-rate debt (1)	—%	N/A	N/A
Total	100.0%	4.42%	3.0
___________________________________
(1) The credit facility revolver matures on November 12, 2024 and had no outstanding draws as of December 31, 2022.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Ratio Analysis (unaudited, dollars in thousands)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$26,739	$6,852	$7,131	$6,965	$5,791
Adjusted EBITDA (2)	132,210	30,652	32,149	34,744	34,665
Interest Coverage Ratio	4.94x	4.47x	4.51x	4.99x	5.99x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$26,739	$6,852	$7,131	$6,965	$5,791
Secured debt principal amortization	—	—	—	—	—
Total fixed charges	26,739	6,852	7,131	6,965	5,791
Adjusted EBITDA (2)	132,210	30,652	32,149	34,744	34,665
Fixed Charge Coverage Ratio	4.94x	4.47x	4.51x	4.99x	5.99x
___________________________________
(1)Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations section for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net Debt Ratios
Net Debt (1)	$536,122	$564,292	$608,409	$629,095
Adjusted EBITDA (2)	132,210	128,596	138,976	138,660
Net Debt to Adjusted EBITDA ratio	4.06x	4.39x	4.38x	4.54x

Net Debt (1)	$536,122	$564,292	$608,409	$629,095
Gross Real Estate Investments (1)	1,743,969	1,766,600	1,850,068	1,867,581
Net Debt Leverage Ratio	30.7%	31.9%	32.9%	33.7%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$1,141,035	$1,165,310	$1,249,379	$1,267,128
Gross Real Estate Investments (1)	1,743,969	1,766,600	1,850,068	1,867,581
Unencumbered Asset Ratio	65.4%	66.0%	67.5%	67.8%
___________________________________
(1)Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Adjusted EBITDA for the year ended December 31, 2022 has not been annualized for the purpose of this calculation. Adjusted EBITDA for the quarters ended September 30, 2022, June 30, 2022 and March 31, 2022 has been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Credit Facility Covenants (unaudited)

The following is a summary of financial covenants for the Company's credit facility term loan and credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of December 31, 2022, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Credit Facility Financial Covenants	Required	December 31, 2022
Ratio of total indebtedness to total asset value	≤ 60%	29.0%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	4.94x
Ratio of secured indebtedness to total asset value	≤ 45%	19.8%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	12.8%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 2.00x	13.32x

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2022 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI (unaudited, dollars in thousands)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Rental revenue	$207,353	$50,097	$51,580	$52,659	$53,017
Property operating expense	(61,519)	(15,746)	(15,303)	(15,156)	(15,314)
NOI	145,834	34,351	36,277	37,503	37,703
Adjustments:
Straight-line rent	769	2,911	(699)	(547)	(896)
Amortization of above and below market leases, net	(1,207)	(260)	(312)	(315)	(320)
Amortization of deferred lease incentives	116	80	36	—	—
Other non-cash adjustments	200	51	50	48	51
Proportionate share of Unconsolidated Joint Venture NOI	3,380	833	848	850	849
Cash NOI	$149,092	$37,966	$36,200	$37,539	$37,387

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 16

Q4 2022 SUPPLEMENTAL INFORMATION

Leasing Activity (unaudited, dollars and square feet in thousands)

During the quarter and year ended December 31, 2022, we entered into new and renewal leases as summarized in the following tables:

	Three Months Ended December 31, 2022
	New Leases	Renewals	Total
Rentable square feet leased	78	307	385
Weighted average rental rate change (cash basis) (1) (2)	(6.0)%	22.7%	14.1%
Tenant leasing costs and concession commitments (3)	$1,517	$18,048	$19,565
Tenant leasing costs and concession commitments per rentable square foot	$19.35	$58.88	$50.82
Weighted average lease term (by rentable square feet) (years)	5.4	8.5	7.9
Tenant leasing costs and concession commitments per rentable square foot per year	$3.57	$6.94	$6.47

	Year Ended December 31, 2022
	New Leases	Renewals	Total
Rentable square feet leased	119	686	805
Weighted average rental rate change (cash basis) (1) (2)	(6.0)%	5.7%	4.1%
Tenant leasing costs and concession commitments (3)	$4,237	$25,874	$30,111
Tenant leasing costs and concession commitments per rentable square foot	$35.53	$37.73	$37.41
Weighted average lease term (by rentable square feet) (years)	7.3	7.2	7.3
Tenant leasing costs and concession commitments per rentable square foot per year	$4.85	$5.21	$5.16
____________________________________
(1)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. If a space has been vacant for more than 12 months prior to the execution of a new lease, the lease will be excluded from this calculation.
(2)Excludes one new lease for approximately 41,000 square feet of space that had been vacant for more than 12 months at the time the new lease was executed.
(3)Includes commitments for tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable).
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 17

Q4 2022 SUPPLEMENTAL INFORMATION

Dispositions (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's disposition activity during the year ended December 31, 2022.

Date Sold	Property Location	Square Feet	Gross Sale Price	Lease Term (Years)(1)
5/31/2022	Annandale, NJ	105	$3,600	0.2
7/8/2022	Buffalo Grove, IL	105	6,280	Vacant
8/4/2022	Dublin, OH	150	7,250	Vacant
8/18/2022	Ponce, PR	57	2,850	0.5
8/19/2022	Harleysville, PA	80	3,150	0.4
10/11/2022	Sierra Vista, AZ	24	2,300	Vacant
11/1/2022	El Centro, CA	18	3,010	Vacant
11/8/2022	Ridley Park, PA	23	209	Vacant
12/19/2022	Schaumburg, IL	107	1,200	Vacant
12/21/2022	Northbrook, IL	195	2,250	Vacant
12/23/2022	Cedar Falls, IA	45	1,000	Vacant
Total		909	$33,099
____________________________________
(1)Represents the remaining lease term from the date of sale.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 18

Q4 2022 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio
(unaudited, percentages based on portfolio Annualized Base Rent as of December 31, 2022, other than occupancy rate which is based on square footage as of December 31, 2022)

___________________________________________________
___________________________________________________

Geographic Diversification

Texas
15.0%
New Jersey
12.0%
New York
8.5%
Illinois
7.3%
Kentucky
6.3%
Oklahoma
6.0%
Massachusetts
5.0%
Colorado
5.0%
Ohio
3.9%
California
3.3%

___________________________________________________

___________________________________________________

Statistics (square feet in thousands)

Operating Properties	81
Unconsolidated Joint Venture Properties	6
Rentable Square Feet	9,732
Occupancy Rate	89.0%
Weighted Average Remaining Lease Term	4.1
Investment-Grade Tenants	73.3%
NN leases	66.8%
NNN leases	16.6%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 19

Q4 2022 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent (unaudited, square feet and dollars in thousands as of December 31, 2022)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio	Credit Rating
General Services Administration	17	782	8.0%	$18,950	11.9%	AA+
Merrill Lynch	1	482	5.0%	12,224	7.7%	A-
Highmark Western & Northeastern NY	1	430	4.4%	8,328	5.2%	NR
RSA Security	2	328	3.4%	7,221	4.5%	BBB
Cigna/Express Scripts	3	365	3.7%	6,765	4.2%	A-
Walgreens	6	574	5.9%	6,310	4.0%	BBB
Coterra Energy	1	309	3.2%	5,658	3.6%	BBB
T-Mobile	4	294	3.0%	5,431	3.4%	BBB-
Novartis	1	176	1.8%	4,995	3.1%	AA-
FedEx	2	352	3.6%	4,469	2.8%	BBB
Top Ten Tenants	38	4,092	42.0%	80,351	50.4%
Remaining Tenants:
MDC Holdings Inc.	1	144	1.5%	4,299	2.7%	BBB-
Charter Communications	2	264	2.7%	3,689	2.3%	BB+
Banner Life Insurance	1	116	1.2%	3,493	2.2%	A
Inform Diagnostics	1	172	1.8%	3,481	2.2%	NR
Encompass Health	1	65	0.7%	3,436	2.2%	BB-
Collins Aerospace	1	207	2.1%	3,300	2.1%	A-
Home Depot/HD Supply	2	153	1.6%	3,109	2.0%	A
Experian	1	178	1.8%	2,988	1.9%	A-
AAA	1	147	1.5%	2,904	1.8%	NR
AT&T	1	203	2.1%	2,820	1.8%	BBB
Linde	1	161	1.7%	2,540	1.6%	A
Citigroup	1	64	0.7%	2,364	1.5%	BBB+
CVS/Aetna	1	127	1.3%	2,259	1.4%	BBB
Hasbro	1	136	1.4%	2,243	1.4%	BBB
Ingram Micro	1	200	2.1%	2,197	1.4%	BB-
Novus International	1	96	1.0%	2,022	1.3%	NR
Elementis	1	66	0.7%	1,980	1.2%	NR
Maximus	2	196	2.0%	1,971	1.2%	BB+
NetJets	1	140	1.4%	1,966	1.2%	NR
Pulte Mortgage	1	95	1.0%	1,953	1.2%	BBB-
Baker Hughes	1	152	1.6%	1,663	1.0%	A-
Abbott Laboratories	1	131	1.3%	1,609	1.0%	AA-
AGCO	1	126	1.3%	1,607	1.0%	BBB-
Total	64	7,431	76.5%	$140,244	88.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 20

Q4 2022 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands as of December 31, 2022)

Industry	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Health Care Equipment & Services	12	1,109	11.4%	$21,379	13.4%
Government & Public Services	19	826	8.5%	19,498	12.2%
Insurance	4	747	7.7%	15,959	10.0%
Financial Institutions	3	616	6.3%	15,373	9.6%
Software & Services	6	638	6.6%	11,639	7.3%
Capital Goods	9	693	7.1%	10,739	6.7%
Consumer Durables & Apparel	3	375	3.9%	8,495	5.3%
Telecommunication Services	6	497	5.1%	8,251	5.2%
Energy	2	461	4.7%	7,321	4.6%
Commercial & Professional Services	10	505	5.2%	7,205	4.5%
Top Ten Tenant Industries	74	6,467	66.5%	125,859	78.8%
Remaining Tenant Industries:
Transportation	5	541	5.6%	7,183	4.5%
Food & Staples Retailing	6	574	5.9%	6,310	4.0%
Materials	4	352	3.6%	5,655	3.6%
Pharmaceuticals, Biotechnology & Life Sciences	1	176	1.8%	4,995	3.1%
Media & Entertainment	2	264	2.7%	3,689	2.3%
Retailing	3	157	1.6%	3,181	2.0%
Food, Beverage & Tobacco	1	96	1.0%	2,022	1.3%
Utilities	1	25	0.3%	394	0.3%
Real Estate	1	4	—%	86	0.1%
Consumer Services	2	5	—%	54	—%
Total	100	8,661	89.0%	$159,428	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 21

Q4 2022 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands as of December 31, 2022)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Texas	15	1,353	13.9%	$23,831	15.0%
New Jersey	3	724	7.4%	19,199	12.0%
New York	5	781	8.0%	13,564	8.5%
Illinois	9	916	9.4%	11,702	7.3%
Kentucky	2	458	4.7%	10,114	6.3%
Oklahoma	3	585	6.0%	9,591	6.0%
Massachusetts	2	378	3.9%	7,933	5.0%
Colorado	4	570	5.9%	7,915	5.0%
Ohio	4	500	5.1%	6,212	3.9%
California	3	244	2.5%	5,299	3.3%
Top Ten States	50	6,509	66.8%	115,360	72.3%
Remaining States:
Missouri	4	529	5.4%	4,868	3.1%
Georgia	3	284	2.9%	4,601	2.9%
Maryland	2	236	2.4%	4,537	2.9%
Tennessee	4	240	2.5%	4,527	2.8%
Virginia	2	240	2.5%	4,426	2.8%
Rhode Island	2	206	2.1%	3,028	1.9%
South Carolina	1	64	0.7%	2,364	1.5%
Wisconsin	1	155	1.6%	2,243	1.4%
Arizona	2	215	2.2%	2,216	1.4%
Kansas	2	196	2.0%	1,971	1.2%
Iowa	2	92	0.9%	1,911	1.2%
Nebraska	2	180	1.9%	1,553	1.0%
Pennsylvania	2	233	2.4%	1,287	0.8%
Oregon	1	69	0.7%	1,120	0.7%
West Virginia	1	64	0.7%	1,114	0.7%
Idaho	2	45	0.5%	1,027	0.6%
Indiana	1	83	0.9%	557	0.4%
Minnesota	1	39	0.4%	493	0.3%
Florida	2	53	0.5%	225	0.1%
Total	87	9,732	100.0%	$159,428	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 22

Q4 2022 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands as of December 31, 2022)

Year of Expiration	Number of Leases Expiring (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
2023	15	1,575	16.2%	$24,142	15.1%
2024	16	1,971	20.3%	39,972	25.1%
2025	13	1,049	10.8%	18,686	11.7%
2026	13	757	7.8%	17,134	10.7%
2027	14	1,002	10.3%	16,206	10.2%
2028	9	513	5.3%	9,093	5.7%
2029	4	396	4.1%	5,846	3.7%
2030	2	98	1.0%	4,564	2.9%
2031	1	11	0.1%	427	0.3%
2032	3	300	3.1%	4,004	2.5%
Thereafter	8	932	9.4%	19,069	11.9%
Subtotal	98	8,604	88.4%	159,143	99.8%
Month-to-Month	2	57	0.6%	285	0.2%
Total	100	8,661	89.0%	$159,428	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 23

Q4 2022 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited, square feet and dollars in thousands as of December 31, 2022)

Rent Escalations

	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Fixed Dollar or Percent Increase	74	7,293	74.9%	$131,945	82.8%
Flat	8	476	4.9%	5,495	3.4%
GSA CPI	14	690	7.1%	17,923	11.2%
CPI	2	145	1.5%	3,780	2.4%
Month-to-Month	2	57	0.6%	285	0.2%
Total	100	8,661	89.0%	$159,428	100.0%

Tenant Expense Obligation

	Number of Leases (1)	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
NN	59	5,828	59.9%	$106,456	66.8%
Modified Gross	19	978	10.0%	26,355	16.5%
NNN	19	1,847	19.0%	26,522	16.6%
Gross	3	8	0.1%	95	0.1%
Total	100	8,661	89.0%	$159,428	100.0%
__________________________________
(1) The Company has certain properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 24

Q4 2022 SUPPLEMENTAL INFORMATION

Full Portfolio (1)

Industry	Address	City	State
Food, Beverage & Tobacco	20 Missouri Research Park Drive	St. Charles	MO
Telecommunication Services	4335 Paredes Line Road	Brownsville	TX
Telecommunication Services	3750 Wheeler Road	Augusta	GA
Telecommunication Services	4080 27th Court SE	Salem	OR
Financial Institutions	11 Ewall Street	Mount Pleasant	SC
Health Care Equipment & Services	8455 University Place Drive	St. Louis	MO
Transportation	1475 Boettler Road	Uniontown	OH
Government & Public Services	2305 Hudson Boulevard	Brownsville	TX
Government & Public Services	257 Bosley Industrial Park	Parkersburg	WV
Government & Public Services	2805 Pine Mill Road	Paris	TX
Government & Public Services	4521 Thomas Jefferson Street	Caldwell	ID
Government & Public Services	3381 U.S. Highway 277	Eagle Pass	TX
Government & Public Services	2475 Cliff Creek Crossing Drive	Dallas	TX
Government & Public Services	3644 Avtech Parkway	Redding	CA
Government & Public Services	5100 W 36th Street	Minneapolis	MN
Government & Public Services	4551 State Route 11 (E)	Malone	NY
Government & Public Services	2600 Voyager Avenue	Sioux City	IA
Government & Public Services	135 Circle Lane	Knoxville	TN
Government & Public Services	9912 & 9934 Little Road	New Port Richey	FL
Health Care Equipment & Services	2304 State Highway 121	Bedford	TX
Vacant	5411 E. Williams Boulevard	Tucson	AZ
Government & Public Services	3369 U.S. Highway 277	Eagle Pass	TX
Transportation	942 S. Shady Grove Road	Memphis	TN
Transportation	4151 Bridgeway Avenue	Columbus	OH
Food & Staples Retailing	1411 Lake Cook Road	Deerfield	IL
Food & Staples Retailing	1415 Lake Cook Road	Deerfield	IL
Food & Staples Retailing	1417 Lake Cook Road	Deerfield	IL
Food & Staples Retailing	1419 Lake Cook Road	Deerfield	IL
Food & Staples Retailing	1425 Lake Cook Road	Deerfield	IL
Food & Staples Retailing	1435 Lake Cook Road	Deerfield	IL
Capital Goods	601 Third Street SE	Cedar Rapids	IA
Consumer Durables & Apparel	15 LaSalle Square	Providence	RI
Materials	100 Sci Park Boulevard	East Windsor	NJ
Media & Entertainment	6005 Fair Lakes Road	East Syracuse	NY
Government & Public Services	310 Canaveral Groves Boulevard	Cocoa	FL
Vacant	8640 Evans Avenue	Berkeley	MO
Government & Public Services	103 & 104 Airport Road	Grangeville	ID
Government & Public Services	2901 Alta Mesa Boulevard	Fort Worth	TX
Government & Public Services	59 Dunning Way	Plattsburgh	NY
Financial Institutions	480 Jefferson Boulevard	Warwick	RI
Energy	1800 Nelson Road	Longmont	CO
Health Care Equipment & Services	1850 Norman Drive North	Waukegan	IL
Health Care Equipment & Services	1333 - 1385 East Shaw Avenue	Fresno	CA
Telecommunication Services	2270 Lakeside Boulevard	Richardson	TX
Health Care Equipment & Services	5859 Farinon Drive	San Antonio	TX
Energy	202 S. Cheyenne	Tulsa	OK
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 25

Q4 2022 SUPPLEMENTAL INFORMATION

Industry	Address	City	State
Vacant	7475 S. Joliet Street	Englewood	CO
Consumer Durables & Apparel	4340 & 4350 South Monaco Street	Denver	CO
Vacant	2250 Lakeside Boulevard	Richardson	TX
Commercial & Professional Services	3833 Greenway Drive	Lawrence	KS
Commercial & Professional Services	2201 Noria Road	Lawrence	KS
Materials	1585 Sawdust Road	The Woodlands	TX
Consumer Durables & Apparel	7390 S. Iola Street	Englewood	CO
Vacant	41 Moores Road	Malvern	PA
Media & Entertainment	1320 N. Dr. MLK Jr. Drive	Milwaukee	WI
Telecommunication Services	695 Grassmere Park	Nashville	TN
Commercial & Professional Services	1575 Sawdust Road	The Woodlands	TX
Retailing	101 Riverview Parkway	Santee	CA
Materials	6752 Baymeadow Drive	Glen Burnie	MD
Health Care Equipment & Services	6655 North MacArthur Boulevard	Irving	TX
Capital Goods	2087 East 71st Street	Tulsa	OK
Government & Public Services	333 Scott Street	Covington	KY
Software & Services	1759 Wehrle Dr	Amherst	NY
Commercial & Professional Services	6377 Emerald Drive	Dublin	OH
Capital Goods	22640 Davis Drive	Sterling	VA
Capital Goods	1100 Atwater Drive, Lot 11A	Malvern	PA
Health Care Equipment & Services	7353 Company Drive	Indianapolis	IN
Health Care Equipment & Services	1640 Dallas Parkway	Plano	TX
Capital Goods	1705 Kellie Drive	Blair	NE
Commercial & Professional Services	955 American Lane Unit 1	Schaumburg	IL
Insurance	3100 Quail Springs Parkway	Oklahoma City	OK
Software & Services	777 Research Road	Lincoln	NE
Insurance	249-257 West Genesee Street	Buffalo	NY
Insurance	3275 Bennett Creek Avenue	Urbana	MD
Health Care Equipment & Services	100 Airpark Center Drive East	Nashville	TN
Retailing	3074 Chastain Meadows Parkway NW	Kennesaw	GA
Capital Goods	4205 River Green Parkway	Duluth	GA
Pharmaceuticals, Biotechnology & Life Sciences	8 Sylvan way	Parsippany	NJ
Software & Services	174 & 176 Middlesex Turnpike	Bedford	MA
Financial Institutions	1500-1600 Merrill Lynch Drive	Hopewell	NJ
Health Care Equipment & Services	3003 N. 3rd Street	Phoenix	AZ
Capital Goods	70 Mechanic Street	Foxboro	MA
Health Care Equipment & Services	577 Aptakisic Road	Lincolnshire	IL
Transportation	360 Westar Boulevard	Westerville	OH
Software & Services	12975 Worldgate Drive	Herndon	VA
Transportation	580 Atlas Air Way	Erlanger	KY
Utilities	700 Market Street	St. Louis	MO
__________________________________
(1)Includes the properties owned by the Company's Unconsolidated Joint Venture.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 26

Q4 2022 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of December 31, 2022.

	Legal Ownership Percentage (1)	Tenant Industry	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Base Rent	Pro Rata Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$8,336	50	$713	$5,090
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	795	5,448
DHL - Westerville, OH	20%	Transportation	6,676	29	430	3,972
Peraton - Herndon, VA	20%	Software & Services	9,687	33	1,126	6,000
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	317	3,162
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,660
			$45,427	191	$3,775	$27,332
__________________________________
(1)Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 27

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.

CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 28

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of deferred financing costs, amortization of above market leases and deferred lease incentives, net of amortization of below market lease liabilities, straight-line rental revenue, equity-based compensation, equity in income or losses of the Unconsolidated Joint Venture and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. Beginning in 2023, the Company's definition of FAD will not adjust for the following items, which will already be an adjustment in calculating Core FFO: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. Additionally, the Company will revise the FAD adjustment for equity in income (loss) of unconsolidated joint venture to only exclude the non-cash amortization related to the joint venture investment basis difference. If this definitional change had been made in 2022, the impact would have been an increase to FAD for the year-ended December 31, 2022 of $0.5 million, or $0.01 per share. This change in definition will be applied retrospectively beginning January 1, 2023.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture. Beginning in 2023, the Company will be revising its definition of Core FFO to also exclude the following non-cash charges which management believes do not reflect the ongoing operating performance of our business: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. If this definitional change had been made in 2022, the impact would have been an increase to Core FFO for the year-ended December 31, 2022 of $6.4 million, or $0.11 per share. This change in definition will be applied retrospectively beginning January 1, 2023.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or an equivalent measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 29

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total real estate investments, at cost - as reported	$1,366,625	$1,380,903	$1,459,199	$1,486,255	$1,481,745
Adjustments:
Gross intangible lease assets	360,690	364,058	371,110	370,981	370,049
Gross intangible lease liabilities	(31,317)	(31,317)	(35,068)	(35,068)	(35,068)
Gross assets held for sale	2,544	7,530	9,402	—	—
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,427	45,426	45,425	45,413	45,401
Gross Real Estate Investments	$1,743,969	$1,766,600	$1,850,068	$1,867,581	$1,862,127
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 30

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest expense, net - as reported	$30,171	$7,553	$7,904	$7,867	$6,847
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(4,363)	(1,068)	(1,067)	(1,057)	(1,171)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	931	367	294	155	115
Interest Expense, excluding non-cash amortization	$26,739	$6,852	$7,131	$6,965	$5,791
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

Orion Office REIT Inc. | WWW.ONLREIT.COM | 31

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Bridge facility, net	$—	$—	$—	$—	$354,357
Mortgages payable, net	352,167	351,994	351,820	351,648	—
Credit facility term loan, net	173,815	173,478	173,133	172,793	172,490
Credit facility revolver	—	31,000	71,000	91,000	90,000
Total debt - as reported	525,982	556,472	595,953	615,441	616,847
Deferred financing costs, net	4,018	4,528	5,047	5,559	3,153
Principal Outstanding	530,000	561,000	601,000	621,000	620,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332	27,332	27,332	27,332
Adjusted Principal Outstanding	$557,332	$588,332	$628,332	$648,332	$647,332
Cash and cash equivalents	(20,638)	(23,282)	(19,300)	(18,585)	(29,318)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(572)	(758)	(623)	(652)	(590)
Net Debt	$536,122	$564,292	$608,409	$629,095	$617,424
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 32

Q4 2022 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total revenues	$208,118	$50,294	$51,769	$52,849	$53,206
Less total operating expenses	(276,792)	(63,142)	(97,663)	(60,382)	(55,605)
Fee income from unconsolidated joint venture	(765)	(197)	(189)	(190)	(189)
Transaction related	675	277	194	141	63
Spin related	964	—	—	208	756
General and administrative	15,908	4,428	4,672	3,291	3,517
Depreciation and amortization	131,367	30,493	32,693	33,828	34,353
Impairment of real estate	66,359	12,198	44,801	7,758	1,602
NOI	145,834	34,351	36,277	37,503	37,703
Straight-line rent	769	2,911	(699)	(547)	(896)
Amortization of above and below market leases, net	(1,207)	(260)	(312)	(315)	(320)
Deferred lease incentives	116	80	36	—	—
Other non-cash adjustments	200	51	50	48	51
Proportionate share of Unconsolidated Joint Venture Cash NOI	3,380	833	848	850	849
Cash NOI	$149,092	$37,966	$36,200	$37,539	$37,387
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 33